Exhibit 8

List of Subsidiaries

Significant Active Subsidiaries

Subs Name	Country
Alvarion BWA Wireless Solutions India Private Limited	India
Alvarion del Ecuador S.A	Ecuador
Alvarion Chile LIMITADA	Chile
Alvarion S.A.	Argentina
Alvarion Costa Rica S.A	Costa Rica
Tadipol-ECI Sp.z.o.o	Poland
Alvarion SARL	France
Alvarion De Mexico SA	Mexico
Alvarion Inc	USA
Alvarion UK Ltd.	UK
Alvarion Srl	Romania
Alvarion Asia Pacific Ltd.	Hong Kong
Alvarion do Brazil Telecomunicacoes Ltda.	Brasil
Alvarion Japan KK	Japan
Alvarion Telsiz Sistemleri A.S.	Turkey
Alvarion Israel (2003) Ltd.	Israel
Alvarion Mobile Inc.	USA
Interwave Communications International SA	France
Alvarion Spain SL	Spain
Alvarion Philippines	Philippines
Kermadec Telecom B.V.	Holland
Alvarion Uruguay SA	Uruguay
Alvarion Singapore PTE LTD	Singapore
Alvarion South Africa (Pty) Ltd	South Africa
Alvarion BWA Wireless Solutions India Private Limited	India
Alvarion del Ecuadr S.A.	Ecuador
Alvarion Chile LIMITADA	Chile
Alvarion S.A.	Argentina
Alvarion Costa Rica S.A	Costa Rica
Alvarion Italy SRL	Italy

*Alvarion SARL is a wholly-owned subsidiary of Alvarion UK LTD.

** Alvarion Telsiz Sistemleri Ticaret A. S. and Alvarion - Tadipol - ECI Sp.zoo are wholly owned subsidiaries of Kermadec Telecom B.V.